CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-156144 and No.333-153080 on Form S-8 of our report dated June 27, 2012, relating to the financial statements and supplemental schedule of the Louisiana-Pacific Hourly 401(k) and Profit Sharing Plan, appearing in this Annual Report on Form 11-K of the Louisiana-Pacific Hourly 401(k) and Profit Sharing Plan for the year ended December 31, 2011.
/s/ DELOITTE & TOUCHE LLP
Nashville, Tennessee
June 27, 2012